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                             CONTRIBUTION AGREEMENT

          Agreement, made as of this 16th day of July, 1996, between ANDREW J. MCKELVEY ("AJM") and MCKELVEY ENTERPRISES, INC., a New York corporation ("MEI").

          AJM is the record and beneficial owner of 100 shares of the common stock, $.01 par value per share (the "Common Stock"), of General Directory Advertising Services, Inc. ("GDAS"), a Delaware corporation (the 100 shares of Common Stock owned by AJM are sometimes collectively referred to herein as the "Stock"). AJM desires to contribute to MEI and MEI desires to accept the contribution of the shares of Stock on the terms and conditions stated herein.

          NOW, THEREFORE, in consideration of the mutual obligations and duties of the parties hereto and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. On the basis of the representations and agreements contained herein, AJM hereby contributes to MEI and MEI hereby accepts AJM's contribution of, the Stock. AJM represents and warrants that (i) AJM is the sole record and beneficial owner of, and is hereby conveying to MEI good and marketable title in and to, the Stock, free and clear of any liens, claims and encumbrances, (ii) the Stock constitutes 100% of the issued and outstanding securities of GDAS and there are no outstanding rights or options relating to the Stock or any other securities of GDAS, (iii) AJM has paid any and all stock transfer taxes relating to the transfer of the Stock, and (iv) GDAS is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Simultaneously herewith Seller is delivering to Buyer a stock certificate evidencing the Stock and a duly executed stock power relating thereto.

     2. MEI represents that it (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits of an investment in GDAS, and (ii) is acquiring the Stock for its own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. MEI understands that the Stock has not been registered under the Securities Act of 1933, as amended, and that the Stock must be held indefinitely unless it is subsequently registered under such act or an exemption therefrom is available. MEI acknowledges having had an opportunity to discuss GDAS's business, management and financial affairs with GDAS's management.

     3. This agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous arrangements relating thereto, (ii) may be signed in counterparts, (iii) shall be governed by the laws of the state of New York (other than the conflicts of laws provisions thereof) and (iv) may not be amended, terminated or waived orally.

          IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.



                                   /s/ Andrew J. McKelvey
                                   --------------------------------
                                   Andrew J. McKelvey


                                   MCKELVEY ENTERPRISES, INC.


                                   By: /s/ Thomas G. Collison
                                       -----------------------------